Entrust agreement

Truster (hereinafter referred to as Party A) ：Tianjin Joway Textile Co., Ltd.
Trustee (hereinafter referred to as Party B)： Changlong Si
ID Card Number: 22020319821022211X

Party A and Party B reach a consensus through friendly consultation on the matter that Party A entrusts Party B to purchase a CITIC trust fund on behalf of Party A.

I. Duties of Each Party
1. Party A is responsible to supply RMB 10 million to Party B to purchase CITIC trust fund.
2. Party B is responsible to purchase RMB 10 million of CITIC trust fund on that day when Party B receives remittance from Party A or the next day; and return RMB 10 million and all interests of the CITIC trust fund to Party A on that day when this agreement expire or the next day.

II. Period of the Entrustment
   The period of the entrustment is from February 25, 2009 to August 25, 2010.

III. Default Responsibilities
1. Party B shall purchase CITIC trust fund timely when receiving Party A’s remittance according to this agreement. In case of breach of agreement by Party B, Party A shall be entitled to require Party B to compensate for all losses of Party A resulting therefrom.
2. Party B is not allowed to embezzle the entrusted money. In case of breach of agreement by Party B, Party A shall be entitled to require Party B to compensate for all losses of Party A resulting therefrom and to bear relevant legal liability.
3. If Party A demand to recall the entrusted money in advance, Party B shall be entitled to require Party A to compensate for all losses of early redemption.

4. When this agreement expire, Party B shall return all the entrusted money and relevant interests timely according to this agreement. In case of breach of agreement by Party B, Party A shall be entitled to require Party B to compensate for all losses of Party A resulting therefrom and to bear relevant legal liability.

IV. Dispute Settlement
Should any dispute happens during the execution of this agreement by both parties, it should be solved through friendly consultation. In case no agreement can be reached through consultation, any party may summit the dispute to the People's Court on the side of Party A.

V. This agreement shall become effective upon the signatures of both parties.

VI. This contract is executed in duplicate, one for each party.

Party A: /stamp/ Tianjin Joway Textile Co., Ltd.	Party B: /s/ Changlong Si

Date: February 20, 2009	Date: February 20, 2009